UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 30, 2009
MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
200 North 33rd Street, Quincy, Illinois 62301
(Address of Principal Executive Offices) (Zip Code)
(217) 223-7300
Registrant’s Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
See discussion at Item 2.03 below.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On April 30, 2009, Mercantile Bancorp, Inc. (the “Company”) and Great River Bancshares, Inc. (“Lender”), the assignee of U.S. Bank National Association (“US Bank”), entered into the (a) Fourth Amended and Restated Loan Agreement (the “Agreement”) with the Company as borrower, and (b) First Amendment to Waiver and Agreement (the “First Amendment”).
     Loan Agreement. The Company and US Bank previously entered into the Third Amended and Restated Term Loan Agreement, dated as of November 10, 2006, as subsequently amended by the First Amendment to Third Amended and Restated Loan Agreement, dated March 20, 2007, the Second Amendment to Third Amended and Restated Loan Agreement, dated June 30, 2007, and the Third Amendment to Third Amended and Restated Loan Agreement, dated September 7, 2007 (collectively, as amended, the “Original Loan Agreement”). The Company previously executed a Revolving Credit Note, dated as of November 10, 2006 in the principal amount of $15 million in favor of US Bank, a Term Loan Promissory Note A, dated as of November 10, 2006 in the principal amount of $15 million in favor of US Bank, a Term Loan Promissory Note B, dated as of September 7, 2007 in the principal amount of $5 million in favor of US Bank and a Term Loan C Promissory Note, dated as of September 7, 2007 in the principal amount of $5 million in favor of US Bank (collectively, the “Purchased Notes”). The balances of Purchased Notes A, B and C as of April 30, 2009 were $15,109,112.50, $5,036,609.72 and $2,014,978.34 respectively. As of December 23, 2008, Lender purchased the Purchased Notes from US Bank and US Bank assigned all of its rights and interests in and to the Original Loan Agreement, the Purchased Notes and all documents and agreements related thereto.
     On December 31, 2008 and February 5, 2009, Lender made loans to the Company in the amounts of $7.552 million (“First Secured Demand Note”) and $4 million (“Second Secured Demand Note”) respectively (collectively the “Secured Demand Notes”).
     The April 30, 2009 Agreement amends and restates the Original Loan Agreement to enable the Company to borrow funds on a revolving basis, to grant Lender additional collateral, and to restructure the indebtedness represented by the Secured Demand Notes as a revolving loan.
     The parties restructured the indebtedness represented by the Secured Demand Notes by having $11.522 million representing the aggregate principal amount of the Secured Demand Notes converted in to a revolving loan. The aggregate principal of the revolving loan (the “Revolving Loan”) may not exceed $15 million. Advances on the Revolving Loan will be made upon the request of the Company but subject to Lender’s determination to make such advances in its sole and absolute discretion. Interest on the Revolving Loan will be payable quarterly beginning August 10, 2009, and then thereafter on each February 10, May 10, August 10 and November 10 of each year at the rate of 7.5% per annum. The Revolving Loan may be prepaid without penalty. The default rate for the Revolving Loan and the Purchased Notes has increased from 2% over the existing rate to 5% over the existing rate.

     In addition to the provision of various financial information at regular intervals substantially on the same terms as had been required under the Original Loan Agreement, the Agreement provides that the Company will (a) provide Lender with quarterly reports of the compliance of the Company and its subsidiaries with various regulatory enforcement actions, (b) notify Lender of any changes in or defaults under any regulatory enforcement actions, (c) notify Lender of any future default on any loan made by the Company or any subsidiary bank with an outstanding principal in excess of $1,000,000, and (d) provide Lender additional monthly financial reports regarding the Company and its subsidiaries.
     In addition to compliance with various affirmative and negative covenants substantially on the same terms as had been required under the Original Loan Agreement, the Agreement provides (a) the Company will maintain its eligibility to participate in the U.S. Treasury’s Capital Purchase Program, (b) the Company will take action necessary to enable R. Dean Phillips, certain trusts established for the benefit of his children and grandchildren, and their affiliates or designees to contribute equity of Borrower owned by such persons to any bank holding company designated by Mr. Phillips including the Lender, and (c) if Mr. Phillips or any person nominated by him as shareholder to be a director of the Company (such nominee being James Senty for the 2009 annual meeting) is not elected or does not continue to serve as director after election, then upon request of Lender, the Company’s Board of Directors will take all action necessary to appoint Mr. Phillips or his designee as a director.
     Also, the parties modified certain financial covenants as follows: (a) the Company will maintain a Consolidated Fixed Charge Coverage Ratio of at least (i) 0.5 to 1.00 for the period from January 1, 2009 through June 30, 2009, as measured as of June 30, 2009; (ii) 0.5 to 1.00 for the period from January 1, 2009 through September 30, 2009, as measured as of September 30, 2009; and (iii) 1.10 to 1.00 for each four (4) consecutive fiscal quarter period ending on or after December 31, 2009, (b) the Company will maintain as of the last day of each calendar month a stockholders’ equity determined in accordance with GAAP greater than the difference between (i) $90 million and (ii) any write-down of goodwill from the value thereof as of March 13, 2009, to that date as determined in accordance with GAAP, (c) the Company will not declare or pay any dividends on its capital stock without Lender’s consent, and (d) the Company will not permit, without Lender’s consent, the aggregate amount of non-performing assets of all subsidiary banks on a combined basis to equal or exceed (i) 36% of the then primary capital of all subsidiary banks, as determined according to GAAP, at any time from the date of the Agreement through September 30, 2009, or (ii) 18% of the then primary capital of all subsidiary banks, as determined according to GAAP, at any time from and after October 1, 2009.
     Additional events of default include (a) any subsidiary holding company, bank or minority-owned bank in which the Company carries equity interest greater than $1 million being placed in receivership or taken over by a regulatory agency, (b) any regulatory enforcement action to which the Company or its indirect subsidiary banks, Royal Palm Bank or Heartland Bank, is subject being modified to be more burdensome than the current action, and (c) the Company or any of its subsidiaries failing to comply with the regulatory enforcement actions.
     The Company’s obligations under the Agreement and related notes continue to be secured by a collateral pledge of all of the Company’s capital stock in its subsidiaries. In addition, the Company has pledged all of its capital stock in minority-owned banks.

     Except as described above, the terms of the Agreement are substantially similar to the terms of the Original Loan Agreement.
     Waiver Amendment. The First Amendment amended a Waiver and Agreement dated March 13, 2009, which original waiver had addressed the Company’s noncompliance at that time with certain covenants of the Original Loan Agreement and Secured Demand Notes.
     Specifically, the First Amendment provides that the Company will (a) ensure that the aggregate amount of non-performing assets of all subsidiary banks on a combined basis does not at any time equal or exceed 36% of the then primary capital of all subsidiary banks, as determined according to GAAP, (b) maintain a consolidated fixed charge coverage ratio of at least (i) 0.5 to 1.00 for the period from January 1, 2009 to June 30, 2009, as measured as of June 30, 2009 and 0.5 to 1.00 for the period from January 1, 2009 to September 30, 2009, as measured as of September 30, 2009, and (c) provide Lender with quarterly reports of the compliance of the Company and its subsidiaries with various regulatory enforcement actions.
     The Fourth Amended and Restated Loan Agreement is included herewith as Exhibit 99.1 and the First Amendment to Waiver and Agreement is included herewith as Exhibit 99.2, both of which are incorporated herein by reference.
Item 9.01 Exhibits
     (c) Exhibits:

Exhibit
Number	Description

99.1	Fourth Amended and Restated Loan Agreement

99.2	First Amendment to Waiver and Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

By:	/s/ Ted T. Awerkamp

Name:	Ted T. Awerkamp
Title:	President and Chief Executive Officer
Date: May 6, 2009

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